UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported):     January 11, 2007
						       ----------------

                     Strategic Gaming Investments, Inc.
	    ----------------------------------------------------
           (Exact name of registrant as specified in its charter)

               Delaware                   000-09047        20-3454263
       ---------------------------	  ----------	   -----------
      (State or other jurisdiction       (Commission      (IRS Employer
            of incorporation)            File Number)  Identification No.)

        2580 Anthem Village Rd., Henderson, NV                89052
        --------------------------------------		    --------
       (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code:     (801) 244-4405
							--------------

                               Not Applicable
	------------------------------------------------------------
       (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to  Rule  14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On January 10, 2007, Strategic Gaming Investments, Inc., a Delaware corporation ("SGME") entered into a note and warrant purchase agreement ("Financing Agreement") with several third parties (collectively, the "Purchasers"), each of which are, and shall be, accredited investors as such term is defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended ("Act").

      The Financing Agreement consists of the following terms: (i) an initial investment of $120,000 and subsequent investment(s) of up to $980,000, for a total investment of up to $1,100,000; (ii) the investments shall be evidenced by convertible promissory notes ("Notes") on the following terms: (a) a term of three (3) years, (b) bearing simple interest at the rate of eight percent (8%) per annum, (c) convertible at $0.40 per share, and (d) secured by a first priority security interest in all of the assets of SGME; and (iii) the Purchasers shall be issued warrants to purchase 10,000 shares of common stock for every $10,000 of Notes purchased ("Warrants"), exercisable at $0.40 per share for a period of ten (10) years.

      The financing was made in reliance upon the exemptions from securities registration provided by Section 4(2) of the Act.



SECTION 2 - FINANCIAL INFORMATION

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

      On January 11, 2007, SGME and Neolink Wireless Content, Inc., a Nevada corporation ("Neolink"), closed a merger transaction ("Merger") whereby Neolink has become a wholly-owned subsidiary of SGME. The Merger is evidenced by a Merger and Share Exchange Agreement ("Merger Agreement").

      Neolink is the owner and operator of Vegas Sports and Vegas Scoreline, two sports channels currently offered on mobile media devices through Mobitv on a subscription basis of $10 per month. Vegas Sports is a sports, statistics and odds channel offering subscribers a full range of sporting options in the palm of their hand. In addition, Vegas Sports offers twice daily sports "wrap-up" shows of the days'events, additional programming loops that include sports handicappers offering their expertise, and highlights from some of the greatest moments in sports. Vegas Scoreline is an extensive up to the minute scores, statistics and odds channel with updated "Las Vegas" betting line, scores and statistics from all major professional and college sport sporting events. This infotainment sector is rapidly expanding via MobiTV, Verizon, as well as other wireless providers.

       Pursuant to the terms of the Agreement, SGME issued the stockholders of Neolink, on a pro-rated basis, a total of One Million (1,000,000) shares of common stock, $0.001 par value, in consideration for 100% of the issued and outstanding capital stock of Neolink. In addition, SGME has committed to provide financing to Neolink as follows: (i) $50,000 at the Closing ("Initial Payment"); (ii) $50,000 on or before January 31, 2007; (iii) $50,000 on or before March 15, 2007; (iv) $50,000 on or before April 30, 2007; and (v) $50,000 on or before June 15, 2007 (collectively, the "Funding Commitment"). The Funding Commitment is to be utilized as set forth in the mutually agreed upon budget set forth on Schedule 1.4(a) to the Agreement and as may otherwise be necessary in connection with Neolink's business, operations and affairs, as reasonably determined by Donald R. Beck ("Beck"), President, Chief Executive Officer and Chairman of Neolink.

      In the event that SGME fails to timely provide funding on the dates set forth above, and such failure to fund is not rectified within ten (10) days of the due date, then Beck shall have the right to reacquire One Hundred Percent (100%) of the shares of NEOLINK from SGME for 15% of that portion of the Funding Commitment provided by SGME prior to any such failure to fund.

      Following the closing, Beck will continue to serve as President, Chief Executive Officer and Chairman of the Board of Neolink pursuant to a two (2) year employment agreement. The employment agreement with Beck provides that Beck will receive 120,000 shares of SGME common stock over the two (2) employment term ("Shares"). The Shares shall accrue during each year of the Employment Period and shall be issued to Executive on two issuance dates: (i) 60,000 shares on January 15, 2008; and (ii) 60,000 shares on January 15, 2009.

      The board of directors of Neolink consists of Donald R. Beck, John Padon, Lawrence S. Schroeder, Jason F. Griffith and Anthony Marsiglia.



SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial statements of business acquired.

            99.1 Compiled financial statements of Neolink for the fiscal years ended December 31, 2004 and 2005, and for the nine months ended September 30, 2006.

      (b)   Exhibits.

            99.2 Note and Warrant Purchase Agreement, including exhibits thereto.

            99.3   Merger and Share Exchange Agreement, including  exhibits  and schedules thereto.

            99.4 Employment Agreement between Neolink Wireless Content, Inc. and Donald R. Beck.



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		                SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                       		STRATEGIC GAMING INVESTMENTS, INC.
		       		----------------------------------
                       		(Registrant)


Date:  January 18, 2006		By: /s/ Lawrence S. Schroeder
				-----------------------------
                           	Lawrence S. Schroeder
                       		Its: Chief Executive Officer,
				     President and Director